EXHIBIT 10.2

AMENDMENT NO. 3 TO STOCK OPTION AGREEMENT

Company:	Gardenburger, Inc., formerly known as Wholesome & Hearty Foods, Inc., an Oregon corporation

Optionee:	Paul F. Wenner

Agreement:	Paul F. Wenner Stock Option Agreement dated effective as of January 20, 1992, as previously amended in June 2001, and by Amendment No. 2 dated December 22, 2003

AGREEMENT

In consideration of the mutual covenants set forth in this Amendment No. 3,

Company and Optionee mutually agree as follows:

1.                                       Section 4 of the Agreement is amended to read as follows:

“4.                                 Termination of Employment.  In the event that employment of Optionee with the Company is terminated, Optionee may exercise the Option (to the extent exercisable at the date of his termination) within three (3) months after the date of such termination; provided, however, that:

“(a)                            If Optionee’s employment is terminated because he is disabled within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, then Optionee shall have one (1) year rather than three (3) months to exercise the Option (to the extent exercisable at the date of his termination).

“(b)                           If the Optionee dies, then Optionee’s legal representative or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of Optionee may exercise the Option, but Optionee’s legal representative or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of Optionee must exercise the Option prior to the expiration date of this Agreement or within one (1) year after the date of Optionee’s death, whichever period is shorter.

“(c)                            If Optionee’s employment is terminated for cause, this Option shall terminate immediately.

“(d)                           If Optionee is a director of the Company on the date of his termination of employment, this Option will remain exercisable until three (3) months after the date that Optionee ceases to be a director of the Company.

“(e)                            In no event (including death of Optionee) may this Option be exercised after January 31, 2007.”

2.                                       Except as expressly provided in this Amendment, the Agreement will remain in full force and effect.

Dated: May 12, 2004.

GARDENBURGER, INC.

	By: /S/	Scott C. Wallace
Scott C. Wallace
President and Chief Executive Officer

/s/Paul F. Wenner
Paul F. Wenner